Geo Point Technologies, Inc.
Appoints New President, CFO and Director

New CEO, Jeffrey Jensen, gives contracting and capital formation expertise to company;
New CFO and Director, Jeffrey Brimhall, brings robust accounting and reporting experience

Salt Lake City, April 1, 2010 - Geo Point Technologies, Inc. (OTCBB:GNNC.OB), a provider of resources and expertise to resolve environmental compliance problems involving soil and groundwater assessment, monitoring and remediation, disposal and recycling and complete gasoline service station retrofitting, today announced that it has reorganized its management team, and added a new officer and director, to enable the company to execute its growth strategy.

Jeffrey Jensen was appointed President and Chief Executive Officer of the company, replacing William Lachmar, who stepped down as President and CEO to focus on the environmental remediation activities of the company.  Mr. Lachmar will remain as a director and was named Manager of Environmental Remediation.  Mr. Jensen has been a director of Geo Point as well as Secretary and Treasurer since August 2007.  Mr. Jensen also serves as president and owner of the Jensen Consulting Group, a business consulting firm that helps start-up companies perform financial analysis, forecast cash flow needs, and draft plans and approaches to secure investment capital.  In 2003, he founded Pacific Industrial Contractor Screening, a proprietary online clearinghouse that assists petrochemical companies prequalify contractors, and served as its Chief Information Officer from 2003 to 2007.  Mr. Jensen earned an M.B.A. from Brigham Young University in 2006 and a B.S. in Electrical and Computer Engineering, magna cum laude, from Brigham Young University in 2003.

Jeffrey Brimhall was named CFO, Secretary and Treasurer of the company and was appointed as a director, filling the vacancy left by Clarence O. Durham, who tendered his resignation as a director of the company.  Mr. Durham had served as a director since the company’s incorporation and is now retiring.  Mr. Brimhall has several years of accounting and financial reporting experience.  He is currently a Financial Reporting Analyst with Resolute Energy Corp and was previously an Audit Supervisor and Audit Associate with Hein & Associates LLP and Grant Thornton LLP, respectively.  Mr. Brimhall earned his B.S. in Accounting from Brigham Young University in 2005 and is a Certified Public Accountant licensed in the state of Colorado.

“Jeff Brimhall brings a wealth of experience to the position of CFO, which will be invaluable as we launch into the exciting next phase of our growth and development at Geo Point,” said Mr. Jensen.

About Geo Point Technologies
Geo Point Technologies Inc. provides geological and earth study services related to: land surveying for new construction; soil testing and environmental risk and impact assessments; and natural resource assessments with an emphasis on oil and gas deposit discovery.

Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's quarterly and annual reports filed with the SEC.

Contact:
Geo Point Technologies, Inc.
1306 East Edinger Avenue, Unit C
Santa Ana, CA  92705
info@geopointtech.com